                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement  on Form S-8 of our  reports  dated  April 11,  2003,  relating to the
Consolidated Financial Statements of WHX Corporation and the condensed financial statements of WHX Corporation (Parent Only)  respectively,  and our report dated
February  28,  2003,  except as to Note R which is dated as of March  26,  2003, relating to the financial statements of Wheeling-Pittsburgh  Corporation,  which appear  in WHX  Corporation's  Annual  Report  on Form  10-K for the year  ended
December 31, 2002.

PricewaterhouseCoopers LLP
June 20, 2003